UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

KeyCorp

(Exact name of registrant as specified in its charter)

Ohio

(State of incorporation or organization)

34-6542451

(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio

(Address of Principal Executive Offices)

44114-1306

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates: 333-151608

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Securities to Be Registered.

The title of the class of securities to be registered hereunder is “7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A” (the “Preferred Stock”). The Preferred Stock has been issued by KeyCorp (the “Company”). A description of the Preferred Stock is set forth in the Registration Statement on Form S-3 (No. 333-151608) (the “Registration Statement”), which was automatically effective upon filing with the Securities and Exchange Commission (the “Commission”) on June 12, 2008, and in the prospectus supplement relating thereto dated June 12, 2008 and filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), under the caption “Description of Series A Preferred Stock,” which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been incorporated by reference into this registration statement filed with the Commission.

Exhibit No.	Description
4(a)	Certificate of Amendment to Articles of Incorporation of the Company dated June 17, 2008. Incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the Company filed with the Commission on June 18, 2008.

4(b)	Form of Certificate for the Company’s 7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A. Incorporated herein by reference to Exhibit 4(a) to the Current Report on Form 8-K of the Company filed with the Commission on June 18, 2008.

SIGNATURE

Pursuant to be requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KEYCORP

Date: June 18, 2008	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Vice President and Deputy General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
4(a)	Certificate of Amendment to Articles of Incorporation of the Company dated June 17, 2008. Incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the Company filed with the Commission on June 18, 2008.

4(b)	Form of Certificate for the Company’s 7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A. Incorporated herein by reference to Exhibit 4(a) to the Current Report on Form 8-K of the Company filed with the Commission on June 18, 2008.